Exhibit 1.1

EXECUTION COPY

B. RILEY FINANCIAL, INC.
7.50% SENIOR NOTES DUE 2027
UNDERWRITING AGREEMENT

May 23, 2017

FBR Capital Markets & Co.

B. Riley & Co. LLC

As representatives of the several underwriters

c/o FBR Capital Markets & Co.

1300 North 17th Street, Suite 1400

Arlington, VA 22209

Ladies and Gentlemen:

B. Riley Financial, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters on Schedule A hereto (the “Underwriters”), for whom FBR Capital Markets & Co. and B. Riley & Co. are acting as representatives (in such capacity, the “Representatives”), $52,500,000 aggregate principal amount of 7.50% Senior Notes due 2027(the “Firm Notes”). In addition, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional $7,875,000 aggregate principal amount of 7.50% Senior Notes due 2027 (the “Additional Notes”), to cover overallotments, if any. The Firm Notes and, if and to the extent such option is exercised, the Additional Notes are hereinafter collectively referred to as the “Notes.”

The Notes will be issued under an indenture dated as of November 2, 2016 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of November 2, 2016 (the “First Supplemental Indenture”, and as supplemented by the Second Supplemental Indenture to be dated as of May 31, 2017 (the “Second Supplemental Indenture”) and, together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will be issued to Cede & Co., as nominee of the Depository Trust Company (“DTC”) pursuant to a blanket letter of representations (the “DTC Agreement”) to be dated on or prior to the Closing Date (as defined herein), between the Company and DTC. The Indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The Company hereby confirms its engagement of Incapital LLC as, and Incapital LLC hereby confirms its agreement with the Company to render services as, the “qualified independent underwriter” within the meaning of Rule 5121(f)(12) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the offering and sale of the Notes. Incapital LLC, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the “QIU.”

The Company has entered into that Amended and Restated Agreement and Plan of Merger dated as of March 15, 2017 (the “FBRCO Merger Agreement”) with FBR & Co., a Virginia corporation (“FBRCO”) pursuant to which FBRCO shall, subject to the conditions set forth therein, become a wholly-owned subsidiary of the Company (the “Merger”).

The Company has entered into that Merger Agreement dated as of May 17, 2017 (the “Wunderlich Merger Agreement”) by and among Wunderlich Investment Company, Inc. a Delaware corporation (“Wunderlich”), and others pursuant to which Wunderlich shall, subject to the conditions set forth therein, become a wholly-owned subsidiary of the Company (the “Wunderlich Merger, and together with the Merger, the “Acquisitions”).

The Company and the Underwriters agree as follows:

1.          The Offering. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, severally and not jointly, the aggregate principal amount of Firm Notes set forth opposite the name of such Underwriter on Schedule A, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company at the price (the “Purchase Price”) set forth in Schedule B hereto the aggregate principal amount of Firm Notes set forth opposite the name of such Underwriter on Schedule A hereto subject to adjustment in accordance with Section 7 hereof.

In addition, the Company hereby grants to the several Underwriters the option to purchase and, upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Notes to be purchased by each of them, all or a portion of the Additional Notes, for the sole purpose of covering overallotments made in the offering of the Firm Notes, at the same Purchase Price to be paid by the Underwriters for the Firm Notes (without giving effect to any accrued interest from the Closing Date to the Additional Closing Date). This option may be exercised by Representatives on behalf of the several Underwriters at any time and from time to time in whole or in part by written notice from the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate principal amount of Additional Notes as to which the option is being exercised and (ii) the date, time and place at which such Additional Notes are to be delivered (such date, the “Additional Closing Date” and such time of such date, the “Additional Time of Purchase”); provided, however, that the Additional Time of Purchase may be simultaneous with, but shall not be earlier than the Time of Purchase (as defined below) and shall not be earlier than two nor later than five full business days after delivery of such notice of exercise. The aggregate principal amount of Additional Notes to be sold to each Underwriter shall be the aggregate principal amount which bears the same proportion to the total aggregate principal amount of Additional Notes being purchased as the number of Firm Notes set forth opposite the name of such Underwriter on Schedule A hereto bears to the total aggregate principal amount of Firm Notes, subject to adjustment in accordance with Section 7 hereof. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

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2.          Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

(a)          The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”) a “shelf” Registration Statement (as hereinafter defined) on Form S-3 (File No. 333-216763), which was declared effective by the Commission as of March 29, 2017 (the “Effective Date”), including a base prospectus relating to the securities registered pursuant to such Registration Statement (the “Base Prospectus”), and such amendments and supplements thereto as may have been required to the date of this Agreement. The term “Registration Statement” as used in this Agreement means the registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement pursuant to Rule 430B of the Rules and Regulations), as amended and/or supplemented to the date of this Agreement, including the Base Prospectus. The Registration Statement is effective under the Securities Act, and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus (as defined below) has been issued by the Commission, and no proceedings for that purpose have been instituted or are threatened by the Commission. The Company, if required by the Rules and Regulations of the Commission, will file the Prospectus with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The term “Prospectus” as used in this Agreement means the prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering and sale of the Notes (the “Offering”) which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the last to occur of the Effective Date, or the date of the Prospectus, and any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the Effective Date or the date of the Prospectus, as the case may be, which is incorporated by reference and (ii) any such document so filed. The Company will file an abbreviated registration statement to register additional securities pursuant to Rule 462(b) under the Rules and Regulations (the “462(b) Registration Statement”), and any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement.

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(b)          As of the Applicable Time (as defined below) and as of the Time of Purchase and any Additional Time of Purchase, as the case may be, none of (i) any General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time, and the Pricing Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Free Writing Prospectus (as defined below) issued at or prior to the Time of Purchase and any Additional Time of Purchase, as the case may be, or (iii) the bona fide electronic road show, if any (as defined in Rule 433(h)(5) of the Rules and Regulations), that has been made available without restriction to any person, when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted, or as of the Time of Purchase and any Additional Time of Purchase, as the case may be, will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package, any individual Limited Use Free Writing Prospectus or the bona fide electronic road show, if any, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the “Underwriter’s Information” which is defined as the information set forth in Section 15. As used in this Section 2(b) and elsewhere in this Agreement:

“Applicable Time” means 1:00 P.M., Los Angeles time, on the date of this Agreement.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus identified on Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Notes in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Pricing Prospectus” means the Base Prospectus as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

(c)          No order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus relating to the Offering has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission.

(d)          At the time the Registration Statement became effective, at the Applicable Time and at the Time of Purchase and any Additional Time of Purchase, as the case may be, the Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, at the time the Prospectus became effective and at the Time of Purchase and any Additional Time of Purchase, as the case may be, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this Section 2(d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, the Underwriter’s Information.

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(e)          Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the Company notified or notifies the Representatives as described in Section 4(c), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Pricing Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or includes an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, the Underwriter’s Information.

(f)          The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, the Rules and Regulations and the rules and regulations of the Commission under the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, the Rules and Regulations and the rules and regulations of the Commission under the Exchange Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)          The Company is not an “ineligible issuer” in connection with the Offering pursuant to Rules 164, 405 and 433 under the Securities Act. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than the Registration Statement, the Pricing Prospectus, the Prospectus, any General Use Free Writing Prospectuses and any Limited Use Free Writing Prospectuses reviewed and consented to by the Representatives (which consent shall not be unreasonably withheld). The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show,” as defined in Rule 433(d)(8) of the Rules and Regulations), if any, in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations.

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(h)          Each of the Company and its Subsidiaries, pro forma for the Acquisitions, has been duly organized and is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of its jurisdiction of incorporation or organization. Each of the Company and its Subsidiaries, pro forma for the Acquisitions, is duly qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction in which its ownership or lease of its properties or the conduct of its business requires such qualification and has all power and authority (corporate or other) necessary to own or hold its properties and to conduct the businesses in which each is engaged, except where the failure to so qualify or have such power or authority would not (i) have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets, or business of the Company and its Subsidiaries, taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the General Disclosure Package, or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”, and any such effect as described in clauses (i) or (ii), pro forma for the Acquisitions, a “Pro Forma Material Adverse Effect”). “Subsidiary” means any subsidiary of the Company as defined in Rule 405 under the Securities Act.

(i)          The Company has the full right, power and authority to execute and deliver, and perform its obligations under, this Agreement, the Indenture, the Notes and the DTC Agreement.

(j)          This Agreement has been duly authorized, executed and delivered by the Company.

(k)          The Indenture has been duly authorized by the Company and, as of the Closing Date, will be duly executed and delivered by the Company and, assuming it has been executed and delivered by the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law).

(l)          The DTC Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law).

(m)          The Notes have been duly authorized for sale to the Underwriters pursuant to this Agreement and, when executed and delivered by the Company and authenticated by the Trustee pursuant to the provisions of this Agreement and of the Indenture relating thereto, against payment of the consideration set forth in this Agreement, will be valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law), and will be entitled to the benefits of the Indenture relating thereto.

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(n)          The Notes and the Indenture conform in all material respect to the statements relating thereto contained in the General Disclosure Package and the Prospectus; and other than as contemplated in the General Disclosure Package and the Prospectus, none of the Company or any of its Subsidiaries has issued any debt securities or entered into any agreement or arrangement relating to the issuance of any debt securities.

(o)          All issued and outstanding shares of capital stock of the Company outstanding prior to the issuance of the Firm Notes have been duly authorized and are validly issued, fully paid and non-assessable and were issued in compliance in all material respects with United States federal and applicable state securities laws. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance in all material respects with United States federal and applicable state securities laws. None of the outstanding shares of capital stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

(p)          The membership interests, capital stock, partnership interests or other similar equity interests, as applicable, of each Subsidiary, (on both an actual and a pro forma basis that gives effect to the Acquisitions), have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the General Disclosure Package, are owned by the Company directly, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(q)          None of (1) the execution, delivery and performance of this Agreement and the Indenture by the Company and (2) the issuance and sale of the Notes by the Company (with or without notice or lapse of time or both) (x) conflicts with or results in a breach or violation of any of the terms or provisions of, constitutes a default under, gives rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under or pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (y) results in any violation of the provisions of the certificate of incorporation or bylaws (or analogous governing instruments, as applicable) of the Company or any of its Subsidiaries, or (z) results in any violation of provisions of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets; except, with respect to clauses (x) or (z), any contravention which would not have a Material Adverse Effect.

(r)          No consent, approval, authorization or order of, or qualification with, any governmental body or agency or self-regulatory authority is required for the performance by the Company of its obligations under this Agreement, the Indenture, the DTC Agreement and the Notes, except as have been obtained or as may be required by (1) the securities or Blue Sky laws of the various states, (2) the bylaws, rules and regulations of FINRA or the NASDAQ Capital Market or (3) any necessary qualification under the Trust Indenture Act, in connection with the offer and sale of the Notes.

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(s)          Marcum LLP, who has audited certain financial statements of the Company and related schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States). To the knowledge of the Company, except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, the applicable independent registered public accounting firms above have not been engaged by the Company or any of its Subsidiaries, as applicable, to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(t)          PricewaterhouseCoopers LLP, who has audited certain financial statements of United Online, Inc. and related schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, was an independent registered public accounting firm with respect to United Online, Inc. as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States).

(u)          BDO USA LLP, who has audited certain financial statements of FBRCO and related schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, was an independent registered public accounting firm with respect to FBRCO as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States).

(v)         The financial statements, together with the related notes and schedules included or incorporated by reference in the General Disclosure Package, the Prospectus and in the Registration Statement fairly present, in all material respects, the financial position and the results of operations and changes in financial position of the Company and its consolidated Subsidiaries and other consolidated entities at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the General Disclosure Package. The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package and the Prospectus comply in all material respects with the Securities Act, the Exchange Act, and the Rules and Regulations and the rules and regulations under the Exchange Act. No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations to be described, or included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus. There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement, the General Disclosure Package, or the Prospectus or a document incorporated by reference therein in accordance with the Securities Act and the Rules and Regulations which has not been included or incorporated as so required. The pro forma financial statements of the Company and its Subsidiaries and the related notes thereto included or incorporated by reference in to the General Disclosure Package, the Prospectus and the Registration Statement present fairly, in all material respects, the information contained therein, have been prepared, in all material respects, in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

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(w)          The financial statements of FBRCO, together with the related notes and schedules included or incorporated by reference in the General Disclosure Package, the Prospectus and in the Registration Statement fairly present, in all material respects, the financial position and the results of operations and changes in financial position of FBRCO and its consolidated Subsidiaries and other consolidated entities at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the General Disclosure Package. Such financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package and the Prospectus comply in all material respects with the Securities Act, the Exchange Act, and the Rules and Regulations and the rules and regulations under the Exchange Act.

(x)          The Company and its Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of the Financial Accounting Standards Board’s Accounting Standards Codification Topic 810), which are not disclosed in the General Disclosure Package, the Prospectus and the Registration Statement.

(y)          Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, pro forma for the Acquisitions (i) there has not occurred any event or circumstance that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) each of the Company and its Subsidiaries, considered as one entity, has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business, in each case, other than is set forth or contemplated therein.

(z)          There is no legal or governmental proceeding, action, suit or claim pending or, to the Company’s knowledge, threatened, to which the Company or any of its Subsidiaries is a party, or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, (i) other than proceedings accurately described in all material respects in the General Disclosure Package or proceedings that would not have a Material Adverse Effect or a Pro Forma Material Adverse Effect), or (ii) that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents to which the Company or any of its Subsidiaries is subject or by which the Company or any of its Subsidiaries is bound that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

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(aa)         Neither the Company nor any of its Subsidiaries is or, after giving effect to the Offering and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(bb)         Except to the extent expressly set forth in the General Disclosure Package as part of the offering contemplated hereby, neither the Company, its Subsidiaries nor any of the Company’s or its Subsidiaries’ officers, directors or affiliates has bid for or purchased, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Notes, or attempted to induce any person to purchase any Notes; and has not, and has not caused its affiliated purchasers to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Notes.

(cc)         The Company and its Subsidiaries have good and marketable title to all real and personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects of title except such as are described in the General Disclosure Package or would not individually or in the aggregate have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases except such as are described in the General Disclosure Package or would not have a Material Adverse Effect.

(dd)         Except as disclosed in the General Disclosure Package, neither the Company nor any of its Subsidiaries (on both an actual and a pro forma basis that gives effect to the Acquisitions) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect or a Pro Forma Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(ee)         Except as described in the General Disclosure Package, the Company and its Subsidiaries own or possess, or have the right to use, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights, except such as will not individually or in the aggregate have a Material Adverse Effect.

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(ff)         Each of the Company and its Subsidiaries maintains a system of internal accounting and other controls (A) sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (B) which are effective in all material respects to perform the functions for which they were established. Except as described in the General Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness or significant deficiencies in the Company’s internal control over financial reporting (whether or not remediated), (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, and (C) no fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(gg)         No relationship, direct or indirect, exists between or among the Company and any of its Subsidiaries, on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of its Subsidiaries or any of their affiliates, on the other hand, which is required to be described in the General Disclosure Package or the Prospectus or a document incorporated by reference therein and which is not so described.

(hh)         Neither the Company nor any of its Subsidiaries (on both an actual and a pro forma basis that gives effect to the Acquisitions), nor, to the knowledge of the Company, any of its directors, officers, agents, employees, affiliates or other person acting on their behalf is aware of or has taken any action, directly or indirectly, that has violated or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ii)         The operations of the Company and its Subsidiaries (on both an actual and a pro forma basis that gives effect to the Acquisitions) are and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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(jj)         Neither the Company nor any of its Subsidiaries (on both an actual and a pro forma basis that gives effect to the Acquisitions) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this Offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kk)         No person or entity has the right to require registration of any securities of the Company or any of its Subsidiaries under the Securities Act because of the filing or effectiveness of the Registration Statement, except as set forth in therein or in the General Disclosure Package.

(ll)         Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the Offering or any transaction contemplated by this Agreement, the Registration Statement, the General Disclosure Package or the Prospectus.

(mm)         No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(nn)         The Company is subject to, and in compliance in all material respects with, the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. As of the filing date of the Registration Statement and as of any update of the Registration Statement pursuant to Section 10(a)(3) of the Securities Act (including the filing of any Annual Report on Form 10-K), the Company was eligible to file a “shelf” Registration Statement on Form S-3 with the Commission.

(oo)         The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder or is implementing the provisions thereof that are currently in effect.

(pp)         The statistical and market-related data included in the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(qq)         Except as otherwise disclosed in the General Disclosure Package, each of the Company and its Subsidiaries (on both an actual and a pro forma basis that gives effect to the Acquisitions) possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any Subsidiary of the Company has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Effect or a Pro Forma Material Adverse Effect.

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(rr)         Each of the Company and its Subsidiaries have filed all material federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all material taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings.

(ss)         Except as set forth in the General Disclosure Package, neither the Company nor any Subsidiary directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

(tt)         No approval of the stockholders of the Company under the rules and regulations of NASDAQ (including Rule 5635 of the NASDAQ Capital Rules) is required for the Company to issue and deliver the Notes.

(uu)         Except as described in the General Disclosure Package, the Company has not sold, issued or distributed any securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified equity compensation plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(vv)         Except as otherwise disclosed in the General Disclosure Package, each of the Company and its Subsidiaries maintains insurance issued by nationally recognized insurers covering their respective properties, operations, personnel and businesses, with policies in such amounts and with such deductibles and covering such risks as the Company reasonably deems adequate. The Company has no reason to believe that it or any of its Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(ww)         The Company nor, to the Company’s knowledge, any of its respective directors, officers or affiliates has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any “reference security” (as defined in Rule 100 of Regulation M under the 1934 Act (“Regulation M”)), whether to facilitate the sale or resale of the Notes or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(xx)        The Company has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the Underwriters in Section 1 and (ii) the completion of distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than a preliminary prospectus, the Pricing Prospectus, the Prospectus, any free writing prospectus reviewed and consented to by the Representatives, or the Registration Statement.

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(yy)         Each of the FBRCO Merger Agreement and the Wunderlich Merger Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, and to the knowledge of the Company, each of the FBRCO Merger Agreement and the Wunderlich Merger Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of the parties thereto, enforceable against such in accordance with its terms, except as the enforcement thereof may be subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law).

(zz)         The Company expects that the respective transactions contemplated by each of the FBRCO Merger Agreement and the Wunderlich Merger Agreement will be consummated in all material respects on the terms and by the date and as contemplated by the Acquisition Agreement and the description thereof set forth in the General Disclosure Package and the Prospectus.

(aaa)        Any certificate signed by or on behalf of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3.            The Closing.

(a)          Payment of the purchase price for the Firm Notes shall be made to the Company by Federal Funds wire transfer against delivery of such Firm Notes to or as designated by the Representatives through the facilities of DTC for the respective accounts of the Underwriters. Such payment and delivery shall be made at 7:00 A.M., Los Angeles time, on May 31, 2017 (such date, the “Closing Date”). The time at which such payment and delivery are to be made is hereinafter sometimes called the “Time of Purchase.” Electronic transfer of the Firm Notes shall be made at the Time of Purchase in such names and in such denominations as the Representatives shall specify.

(b)          Payment of the purchase price for the Additional Notes shall be made at the Additional Time of Purchase in the same manner and at the same office and time of day as the payment for the Firm Notes. Electronic transfer of the Additional Notes shall be made at the Additional Time of Purchase in such names and in such denominations as the Representatives shall specify.

(c)          Delivery of the documents required to be delivered to the Underwriters pursuant to Sections 4 and 6 hereof shall be at 7:00 A.M., Los Angeles time, on the Closing Date or the Additional Closing Date, as the case may be, at the offices of Duane Morris LLP, One Riverfront Plaza, 1037 Raymond Boulevard, Suite 1800, Newark, New Jersey 07102.

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4.            Further Covenants and Agreements of the Company.

The Company covenants and agrees with the Underwriters as follows:

(a)          To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives, and file such Rule 462(b) Registration Statement with the Commission on the date hereof; to prepare the Prospectus in a form approved by the Representatives, containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on rules 430A, 430B and 430C and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A of the Rules and Regulations; to notify the Representatives promptly of the Company’s intention to file or prepare any supplement or amendment to any Registration Statement or to the Prospectus in connection with this Offering and to provide a draft of any such amendment or supplement to the Registration Statement, the General Disclosure Package or the Prospectus to the Representatives, for review within an amount of time that is reasonably practical under the circumstances and prior to filing, and to file no such amendment or supplement to which the Representatives shall have reasonably objected in writing; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to any Registration Statement has been filed in connection with the Offering or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to file within the time periods prescribed by the Exchange Act, including any extension thereof, all material required to be filed by the Company with the Commission pursuant to Rule 433(d) or 163(b)(2), as the case may be; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

(b)          To prepare a final term sheet for the Notes, containing solely a description of final terms of the Notes and the offering thereof, in the form approved by you and attached as Schedule D hereto and to file such term sheet pursuant to, and within the time required by, Rule 433(d).

(c)          That, unless it obtains the prior consent of the Representatives, it has not made and will not make any offer relating to the Notes that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations unless the prior written consent of the Representatives has been received (each, a “Permitted Free Writing Prospectus”), other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 4(b) hereof; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule C hereto and any electronic road show, if any. The Company shall furnish to the Representatives, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and that it has and will comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping.

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(d)          If at any time when a Prospectus relating to the Notes is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary at any time to amend or supplement any Registration Statement or the Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representatives, and upon the Representatives’ request, the Company will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriters.

(e)          To the extent not available on the Commission’s EDGAR system, to make generally available to its security holders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of each Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and its consolidated Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(f)          To take promptly from time to time such actions as the Representatives may reasonably request to qualify the Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representatives may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Notes in such jurisdictions; provided that the Company and its Subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

(g)          To supply the Underwriters with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Notes under the Securities Act or the Registration Statement or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(h)          Prior to the Time of Purchase and the Additional Time of Purchase, if any, not to issue any press release or other communication directly or indirectly or hold any press conference (other than the Company’s customary quarterly press release and conference call) without the prior written consent of the Representatives (which consent shall not be unreasonably withheld).

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(i)          Until the Representatives shall have notified the Company of the completion of the Offering, that the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, and except to the extent expressly set forth in the General Disclosure Package as part of the offering contemplated hereby, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Notes, or attempt to induce any person to purchase any Notes; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Notes.

(j)          To apply the net proceeds from the sale of the Notes as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(k)          Not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any debt securities issued or guaranteed by the Company or any securities convertible into or exchangeable or exercisable for debt securities issued or guaranteed by the Company or file or cause to be declared effective a registration statement under the Securities Act with respect to any of the foregoing for a period of 30 days after the date hereof without the prior written consent of the Representatives, which may not be unreasonably withheld. The foregoing sentence shall not apply to the registration of the Notes and the sales to the Underwriters pursuant to this Agreement.

(l)          To cooperate with the Representatives and use its commercially reasonable efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of DTC.

(m)          To use its reasonable best efforts to list, effect and maintain, subject to notice of issuance, the Notes on the Nasdaq Global Market.

(n)          Until the Representatives shall have notified the Company of the completion of the offering of the Notes, the Company will not take directly or indirectly any action designed, or that might reasonably be expected to cause or result in, or that will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Notes.

(o)          To use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Time of Purchase or the Additional Time of Purchase, as applicable and to satisfy all conditions precedent to the delivery of the Notes to be delivered at such time.

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5.            Payment of Expenses.

The Company agrees to pay, or reimburse if paid by the Underwriters, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale and delivery of the Notes to the Underwriters and any taxes payable in that connection; (b) the costs incident to the registration of the Notes under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, the Base Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein; (d) the reasonable and documented fees and expenses of counsel to the Underwriters incurred in connection with securing any required review by FINRA and any filings made with FINRA; (e) all costs and expenses incident to listing the Notes on the Nasdaq Global Market; (f) the fees and expenses of counsel for the Underwriters incurred in connection with qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 4(e) and of preparing, printing and distributing wrappers and blue sky memoranda; (g) the fees and expenses of the Trustee and any transfer agent, registrar or depository with respect to the Notes; (h) the expenses and application fees incurred in connection with the approval of the Notes for book-entry transfer by DTC; (i) the reasonable fees and disbursements of counsel to the Underwriters in an aggregate amount not to exceed $75,000 and (j) all other costs and expenses of the Company incident to the offering of the Notes by, or the performance of the obligations of, the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants and the travel and other reasonable expenses incurred by Company personnel in connection with any “road show”).

6.          Conditions to the Obligations of the Underwriters, and the Sale of the Notes. The obligations of the Underwriters hereunder, and the closing of the sale of the Notes, are subject to the accuracy, when made and as of the Applicable Time and at the Time of Purchase or the Additional Time of Purchase, as the case may be, of the representations and warranties of the Company contained herein (except for inaccuracies that would not result in a Material Adverse Effect), to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company, in all material respects, of its obligations hereunder, and to each of the following additional terms and conditions:

(a)          No stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus, if any, and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

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(b)          The Registration Statement or any amendment or supplement thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, shall contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(c)          The Company shall have furnished to the Representatives a certificate, dated the Closing Date or the Additional Closing Date, as the case may be, of its Chief Executive Officer and its Chief Financial Officer stating that (i) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the General Disclosure Package or the Prospectus, (ii) to the best of their knowledge after reasonable investigation, as of such date, the representations and warranties of the Company in this Agreement are true and correct, except for inaccuracies that would not result in a Material Adverse Effect, and the Company has complied, in all material respects, with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such date, and (iii) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package, any material adverse change in the financial position or results of operations of the Company and its Subsidiaries, taken as a whole, or any change or development that, individually or in the aggregate, would reasonably be expected to involve a material adverse change in or affecting the condition (financial or otherwise), results of operations, business or assets of the Company and its Subsidiaries, taken as a whole, except as set forth in the Prospectus.

(d)          Since the date of the latest audited financial statements with respect to the Company and its Subsidiaries included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof, (i) neither the Company nor any of its Subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock of the Company or any change in the long-term debt of the Company and its Subsidiaries, taken as a whole, or any change or any development in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole, otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this Section 6(e), would result in a Material Adverse Effect.

(e)          No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Notes or result in a Material Adverse Effect; and no injunction, restraining order or order of any other nature by any United States federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Notes or result in a Material Adverse Effect.

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(f)          Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the NASDAQ Stock Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by United States federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States; (iv) if there has been, in the judgment of the QIU, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the reasonable judgment of the Underwriter, impracticable or inadvisable to proceed with the sale or delivery of the Notes on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(g)          The Underwriters shall have received an opinion and negative assurance letter of Morrison & Foerster LLP, counsel for the Company, dated the Closing Date or the Additional Closing Date, as the case may be, covering such matters as the Underwriters shall reasonably request.

(h)          The Underwriters shall have received the favorable opinion of Duane Morris LLP, counsel for the Underwriters, dated the Closing Date or the Additional Closing Date, as the case may be, and covering such matters as the Underwriters shall reasonably request.

(i)          The Underwriters shall have received from Marcum LLP letters dated, respectively, the date hereof, the Closing Date and, if applicable, the Additional Closing Date, in form and substance satisfactory to the Representatives containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the General Disclosure Package, the Prospectus and the Registration Statement.

(j)          The Underwriters shall have received from PricewaterhouseCoopers LLP, letters dated, respectively, the date hereof, the Closing Date and, if applicable, the Additional Closing Date, in form and substance satisfactory to the Representatives containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information regarding United Online, Inc. contained in the General Disclosure Package, the Prospectus and the Registration Statement.

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(k)          The Underwriters shall have received from BDO USA LLP letters dated, respectively, the date hereof, the Closing Date and, if applicable, the Additional Closing Date, in form and substance satisfactory to the Representatives containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information regarding FBRCO contained in the General Disclosure Package, the Prospectus and the Registration Statement.

(l)          The Company shall have furnished to the Representatives such further certificates and documents as the Representative may reasonably require for the purpose of enabling the Underwriters to pass upon the issuance and sale of the Notes as herein contemplated.

(m)          The Company and the Trustee shall have executed and delivered the Base Indenture, the First Supplemental Indenture and the Notes.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated in the absolute discretion of either Representative by notice to the Company at any time on or prior to the Closing Date and, with respect to the Additional Notes, at any time on or prior to the applicable Additional Closing Date, which termination shall be without liability on the part of any party to any other party (except to the extent provided in Section 8 hereof), except that Sections 5, 6, 8 and 9 shall at all times be effective and shall survive such termination.

7.            Increase in Underwriters’ Commitments.

Subject to Section 6 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Notes to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof) and if the aggregate principal amount of Firm Notes which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total aggregate principal amount of Firm Notes, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate principal amount of Firm Notes they are obligated to purchase pursuant to Section 1 hereof) the aggregate principal amount of Firm Notes agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Notes shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as the Representatives may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Notes shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate principal amount of Firm Notes set opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Notes hereunder unless all of the Firm Notes are purchased by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Company or selected by the Company with the Representative’s approval).

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If a new Underwriter or Underwriters are substituted by the Representatives or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or the Representatives shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the General Disclosure Package and other documents that may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 7 with like effect as if such substituted Underwriter had originally been named in Schedule A.

If the aggregate principal amount of Firm Notes which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total aggregate principal amount of Firm Notes which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day-period stated above for the purchase of all the Firm Notes which the defaulting Underwriter or Underwriters agreed to purchase hereunder, then this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter (except as provided in Section 8) and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

8.            Indemnification and Contribution.

(a)          The Company agrees to indemnify and hold harmless each Underwriter, its respective affiliates and each of their respective directors, officers, members, employees, representatives and agents and their respective affiliates, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each, an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, (B) the omission or alleged omission to state in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any breach of the representations and warranties of the Company contained herein or failure of the Company to perform its obligations hereunder or pursuant to any law, and shall reimburse the Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information concerning the Underwriters furnished to the Company by or on behalf of the Underwriters specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information. This indemnity agreement is not exclusive and will be in addition to any liability, which the Company may otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

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(b)          Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability which such Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.

(c)          Without limitation and in addition to its obligation under the other subsections of this Section 8, the Company agrees to indemnify and hold harmless the QIU, its officers and employees and each person, if any, who controls the QIU within the meaning of Section 15 or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities arising out of or based upon the QIU’s acting as a “qualified independent underwriter” (within the meaning of Rule 5121(f)(12) of FINRA) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified person for any legal or other expense reasonably incurred by them in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not the QIU is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability results from the gross negligence or willful misconduct of the QIU.

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(d)          Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel as set forth herein, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation which shall remain the expense of the Company) shall be at the expense of such indemnified party unless (i) in the case of an Underwriter Indemnified Party, the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 8(a), or (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Underwriter if the indemnified parties under this Section 8 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 8 consist of any Company Indemnified Parties; provided further, however that if indemnity may be sought pursuant to Section 8(c) above in respect of such proceeding, then in addition to such separate firm of the Underwriters, their affiliates and such control persons of the Underwriters the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the QIU in its capacity as a “qualified independent underwriter”, its affiliates, directors, officers and all persons, if any, who control the QIU within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act. Subject to this Section 8(d), the amount payable by an indemnifying party under Section 8 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, or if its consent has been unreasonably withheld or delayed, or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)          Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(c) in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the QIU in its capacity as a “qualified independent underwriter” and all persons, if any, who control the QIU within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act.

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(f)          If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a), Section 8(b) or Section 8(c), then each applicable indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the Offering, or (ii) if the allocation provided by clause (i) of this Section 8(f) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 8(f) but also the relative fault of the Company on the one hand and each of the respective Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand with respect to such Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering pursuant to this Agreement (before deducting expenses) received by the Company bear to the total compensation received by the Underwriter in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act. The relative benefits received by the QIU with respect to the offering contemplated by this Agreement shall, for purposes of this Section 8(f), be deemed to be equal to the compensation received by the QIU for acting in such capacity. In addition, notwithstanding the other provisions of this Section 8(f), the QIU shall not be required to contribute any amount in excess of the compensation received by the QIU for acting in such capacity.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(f) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 8(f) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 8(f), no Underwriter shall not be required to contribute any amount in excess of the total compensation received by such Underwriter hereunder less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act.

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No person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9.            Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)          the Underwriters’ responsibility to the Company is solely contractual in nature, the Underwriters have been retained solely to act as underwriters in connection with the Offering and no fiduciary, advisory or agency relationship between the Company and any Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether such Underwriter has advised or is advising the Company on other matters;

(b)          the price of the Notes set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)          no Underwriter has advised, and no Underwriter is advising, the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby;

(d)          the Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Company with respect thereto;

(e)          no Underwriter has or will be rendering an opinion to the Company as to the fairness of the terms of the offering of the Notes;

(f)          it has been advised that each Underwriter, and their respective affiliates, are engaged in a broad range of transactions which may involve interests that differ from those of the Company and no Underwriter has an obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(g)          it waives, to the fullest extent permitted by law, any claims it may have against any Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that each Underwriter shall not have any liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

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10.         Successors; Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnity of the Underwriters shall be for benefit of the Company Indemnified Parties.

11.         Survival of Indemnities, Representations, Warranties, Etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Company or any person controlling any of them and shall survive delivery of and payment for the Notes. Notwithstanding any termination of this Agreement, the indemnity and contribution agreements contained in Section 8 and the covenants, representations, warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times.

12.         Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)          if to the Underwriters, shall be delivered or sent by mail, facsimile transmission, overnight courier or email to to FBR Capital Markets & Co., 1300 North 17th Street, Suite 1400, Arlington, Virginia  22209, Attention: Syndicate Department and to B. Riley & Co., LLC, 11100 Santa Monica Boulevard, Suite 800, Los Angeles, California 90025, Attention: Michael Markunas, with a copy to Duane Morris LLP Attn: James T. Seery, One Riverfront Plaza, 1037 Raymond Boulevard, Suite 1800, Newark, New Jersey 07102.

(b)          if to the Company, shall be delivered or sent by mail, facsimile transmission, overnight courier or email to B. Riley Financial, Inc., Facsimile: (818) 746-9921, Attention: Chief Financial Officer, 21255 Burbank Blvd Suite 400, Woodland Hills, CA 91367, with a copy to Morrison & Foerster LLP, Attn: Scott Stanton, 12531 High Bluff Drive, Suite 100, San Diego, CA 92130.

13.         Definition of Certain Terms. For purposes of this Agreement “business day” means any day on which the NASDAQ Stock Market is open for trading.

14.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15.         Underwriter’s Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriter’s Information consists solely of the following information in the General Disclosure Package, the Prospectus and in the Registration Statement: the concession figure appearing in the first paragraph under the section entitled “Underwriting – Discounts and Expenses” and the information contained in the second and fourth paragraphs relating to stabilization transactions under the section entitled “Underwriting – Price Stabilization; Short Positions.”

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16.         Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17.         General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

18.         Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and such signatures may be delivered by facsimile.

[Remainder of the page intentionally left blank]

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If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

Very truly yours,

B. RILEY FINANCIAL, INC.

By:	/s/Phillip J. Ahn
	Name:	Phillip J. Ahn
	Title:	Chief Financial Officer & Chief
Operating Officer

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FBR CAPITAL MARKETS & CO.

B. RILEY & CO. LLC

For themselves and as Representatives

of the several Underwriters named

in Schedule A hereto

Accepted and agreed to as of the date first above written:

By:	FBR CAPITAL MARKETS & CO.

By:	/s/Patrice McNicoll
	Name:	Patrice McNicoll
	Title:	Co-Head of Capital Markets

By:	B. RILEY & CO. LLC

By:	/s/Tom Kelleher
	Name:	Tom Kelleher
	Title:	Chief Executive Officer

By:	INCAPITAL LLC,
as Qualified Independent Underwriter

By:	/s/Christopher O’Connor
	Name:	Christopher O’Connor
	Title:	Managing Director, Head of Fixed Income

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SCHEDULE A

Underwriters

Underwriters	Aggregate Principal Amount of Securities to be Purchased
FBR Capital Markets & Co.	$14,282,000
B. Riley & Co. LLC	3,108,000
Wunderlich Securities, Inc.	6,522,000
Incapital LLC	10,870,000
Boenning & Scattergood, Inc.	6,522,000
William Blair & Company, L.L.C.	6,522,000
Wedbush Securities Inc.	4,674,000
Total	$52,500,000

Schedule A-1

SCHEDULE B

Pricing Information

The aggregate principal amount of the Firm Notes is $52,500,000.

The public offering price for the Notes shall be 100% of the aggregate principal amount.

The purchase price for the Notes to be paid by the several Underwriters shall be 96.85% of the aggregate principal amount thereof.

The interest rate is 7.50%.

The maturity date for the Notes shall be May 31, 2027.

The expiration of the no-call period shall be May 31, 2020.

Schedule B-1

SCHEDULE C

Free Writing Prospectuses

Final term sheet as prepared pursuant to Section 4(b) hereto and filed as an Issuer Free Writing Prospectus by the Company with the Commission on May 23, 2017.

Schedule C-1

SCHEDULE D

B. RILEY FINANCIAL, INC.
US$52,500,000 7.50% Senior Notes Due 2027
Final Term Sheet

Issuer:	B. Riley Financial, Inc.
Securities:	7.50% Senior Notes Due 2027
Type:	SEC Registered
Trade Date:	May 23, 2017
Settlement Date:	May 31, 2017
Listing:	Expected NASDAQ “RILYZ”
Size:	$52,500,000
Overallotment Option:	$7,875,000
Maturity Date:	May 31, 2027
Annual Coupon:	7.50%, paid quarterly in arrears
Interest Payment Dates:	January 31, April 30, July 31 and October 31, commencing July 31, 2017
Price to the Public:	100%
Day Count:	30/360
Optional Redemption:	May 31, 2020, in whole or in part and anytime thereafter
Minimum Denomination / Multiples:	$25.00/$25.00
CUSIP/ISIN:	05580M 306/US05580M3060
Book-Running Managers:	FBR Capital Markets & Co.
B. Riley & Co. LLC Wunderlich Securities, Inc. Incapital LLC
Co-Managers:	Boenning & Scattergood, Inc.
William Blair & Company, L.L.C. Wedbush Securities Inc.

This communication is intended for the sole use of the person to whom it is provided by the issuer.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-888-295-0155. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and related preliminary prospectus supplement if you request them from FBR Capital Markets & Co. by calling (800) 846-5050 or by emailing prospectuses@fbr.com.

Schedule D-1

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER E-MAIL SYSTEM.

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